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                                                                       EXHIBIT 5

                          [ARNOLD & PORTER LETTERHEAD]

                                   May 1, 2003

Board of Directors
Numerex Corp.
1600 Parkwood Circle SE
Suite 200
Atlanta, GA 30339

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") of Numerex Corp., a Pennsylvania corporation (the "Company"), with respect to the 500,000 shares of Class A common stock, no par value ("Common Stock"), that are to be offered or sold pursuant to the Numerex Corp. Employee Stock Purchase Plan (the "Plan").

         We have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed necessary to render this opinion.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company or of the stockholders of the Company that we have examined, due notice of the meetings was

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given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         E. We express no opinion as to the effect or application of any laws or regulations other than the Pennsylvania Business Corporation Law as in effect on this date. We are not members of the Bar of the Commonwealth of Pennsylvania and have not obtained any opinions of local counsel. As to such matters, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us.

         Based upon such examination and investigation and upon the assumption that there will be no material changes in the documents we examined and the matters investigated, we are of the opinion that the shares of Common Stock included in the Registration Statement have been duly authorized by the Company and that, when issued in accordance with the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         This letter is given for your sole benefit and use and does not address any matters other than those expressly addressed herein. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as Exhibit 5 to the Form S-8 Registration Statement. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,



                                       /s/ Arnold & Porter
                                       -----------------------------------------
                                       ARNOLD & PORTER